Exhibit 3.1

ENERGEN CORPORATION

BY LAWS

As amended and restated through August 14, 2018

I. Meetings of Stockholders.

1.01 Time of Holding. The annual meeting, for the purpose of electing directors and transacting any other proper business, shall be held at 8:30 a.m. on the first Wednesday in May of each year, if not a legal holiday, and if a legal holiday then on the first succeeding business day not a legal holiday or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings may be held, and shall be called by the Secretary, whenever directed by the Chairman of the Board or the President or whenever requested by a majority of the directors, either by vote at a meeting or in writing.

1.02 Notice. At least ten days before each annual and each special meeting and in any event such number of days as will conform with any statutory requirement, the Secretary shall mail or cause to be mailed to each stockholder entitled to vote at the meeting, at such stockholder’s address appearing on the books of the Corporation, a notice which shall state the time and place of the meeting, and, in the case of a special meeting, shall state also the objects or purposes of the meeting.

1.03 Place of Meeting. Annual and special meetings shall be held at the principal office of the Corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the Board of Directors or the person or persons calling the meeting and stated in the notice of the meeting.

1.04 Closing Stock Transfer Book; Record Date. Prior to each meeting of stockholders, the Board of Directors shall either fix a period of not less than ten days preceding the day of the meeting during which the stock transfer books shall be closed, or fix a date not less than ten days preceding the day of the meeting as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and when a record date shall have been so fixed, only stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

1.05 Vote in Person or By Proxy. Stockholders may vote in person or by proxy. The vote of stockholders for the election of directors, or upon any question before a meeting, need not be by ballot except when required by statute or demanded by a stockholder of record entitled to vote at the meeting; when so required or demanded, the vote shall be by ballot. All questions shall be decided by the vote of the holders of a majority of the shares voting on the question, except where otherwise required by statute or by the Certificate of Incorporation, as now in effect or as hereafter amended.

At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such stockholder or by such stockholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be delivered to the Judge appointed pursuant to Section 1.07 of these By Laws prior to the vote at the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing prior to the meeting or orally at the meeting, notify the secretary of the meeting at any time prior to the voting of the proxy.

1.06 Presiding Officer; Secretary of the Meeting.

(a) The Chairman of the Board, and in the absence of the Chairman of the Board, the lead director of the Board of Directors of the Corporation, if the Board of Directors has selected a lead director (the “Lead Director”), and in the absence of both the Chairman of the Board and the Lead Director of the Board of Directors, the President, shall call meetings of stockholders to order and act as chairman of such meeting. In the absence of all of these persons, the members of the Board of Directors present, including by means of a telephone conference call with the directors physically present, at the stockholders meeting, shall appoint a chairman of the meeting, but if such members of the Board of Directors shall not make such appointment, then any stockholder or the proxy of any stockholder may call the meeting to order, and a chairman of the meeting shall be elected by the stockholders present at such meeting.

(b) The Secretary or, in the absence of the Secretary, any Assistant Secretary, shall act as secretary of any meeting of stockholders; provided, that the Board of Directors before the meeting may designate any other person to act as secretary thereof. If any person so designated by the Board of Directors shall fail to attend or shall refuse or be unable to serve, or if no person was designated by the Board of Directors or the person so designated by the Board of Directors shall fail to attend or shall refuse or be unable to serve, and if no Secretary or Assistant Secretary is present at the meeting and able and willing to serve, then the chairman of the meeting may appoint any person to act as secretary thereof.

1.07 Judge. At each meeting of the stockholders at which the voting shall be by ballot, the voting shall be conducted and all questions touching the qualifications of the voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by one Judge, who may be either an individual or an entity. The Judge may be an officer of the Corporation and may be appointed before the meeting by the Board of Directors, but if no such appointment shall have been made, then by the chairman of the meeting; and if for any reason any judge previously appointed shall fail to attend, or refuse or be unable to serve, then a judge to act in such prior appointee’s place shall be appointed by the chairman of the meeting. No such judge need be a stockholder.

1.08 Quorum; Adjournment. At each meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or an amendment thereof, the holders of a majority of all of the stock which at the time shall be entitled to vote, present in person or represented by proxy, shall be requisite for the transaction of business and shall constitute a quorum. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is a quorum. The date, time and place to which an adjournment is taken shall be publicly announced at the meeting, and, except as required by law, no further notice thereof shall be necessary.

1.09 Conduct of Meetings. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, and these By Laws, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

1.10 Business at Stockholder Meetings.

(a) (i) To be properly brought before an annual meeting, business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Secretary pursuant to Section 1.02 of these By Laws, (2) otherwise brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.10 and at the time of the annual meeting, who is entitled to vote on such matter at the meeting and who complies with the notice procedures set forth in this Section 1.10; clause (3) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. Without qualification or limitation, for business to be properly brought before an annual meeting by a stockholder, if such business is related to the election of directors of the Corporation, the procedures in Section 1.11 of these By Laws must be complied with. Without qualification or limitation, if such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action.

(ii) To be timely, a stockholder’s notice of business proposed to be brought before an annual meeting must be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business ninety (90) days nor earlier than the close of business one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual stockholder meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form, a stockholder’s notice of business proposed to be brought before an annual meeting must set forth in writing (1) as to each matter the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (D) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder as they appear on the Corporation’s books and the name and address of such beneficial owner, if any, and (B) (i) the class or series and number of shares of stock of each such class or series of the Corporation which are, directly or indirectly, owned beneficially or of record by either such stockholder or such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by either such stockholder or such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which either such stockholder or such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this By Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by either such stockholder or such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either such stockholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that either such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of either such stockholder’s or such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to either such stockholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the information set forth under the foregoing clause (2) the “Stockholder Information”).

(iv) Except as otherwise provided by law, the Certificate of Incorporation or these By Laws, the presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10, and if the presiding officer should so determine, such presiding officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to, and shall be within the purposes described in, the Corporation’s notice of meeting or the notice of meeting given in connection with the call of such special meeting by or at the demand of stockholders of the Corporation made in accordance with the provisions of Section 10A-2-7.02 of the Alabama Business Corporation Law (the “ABCL”). Any stockholders who have made such demand may conduct such business as specified in the notice of meeting if, and only if, the stockholder’s notice as to the information and in the form required by Section 1.10(a)(iii) of these By Laws shall be delivered to, and received by, the President or Secretary at the principal executive offices of the Corporation contemporaneously with the delivery of the written demand by such stockholders for such special meeting pursuant to Section 10A-2-7.02 of the ABCL

(c) For the purposes of this Section 1.10 and Section 1.11 of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In addition to and notwithstanding the provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10 and Section 1.11 of these By Laws; provided, however, that any references in this Section 1.10 and Section 1.11 of these By Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to clause (3) of the first sentence of Section 1.10(a)(i) of these By Laws, clause (3) of the first sentence of Section 1.11(b)(i) of these By Laws, clause (2) of the first sentence of Section 1.11(c) of these By Laws, Section 1.10(b) of these By Laws or Section 1.11(c) of these By Laws. Nothing in these By Laws shall be deemed to affect any (i) rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By Laws.

1.11 Nomination of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election as directors of the Corporation at an annual or special meeting of stockholders.

(b) (i) Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Secretary pursuant to Section 1.02 of these By Laws, (2) by or at the direction of the Board of Directors or (3) by a stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.11; clause (3) shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders. Without qualification or limitation, any such nomination by a stockholder shall be made pursuant to timely notice thereof given in writing to the Secretary.

(ii) To be timely, a stockholder’s notice must be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business ninety (90) days nor earlier than the close of business one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual stockholder meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual stockholder meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form, a stockholder’s notice of a proposed nomination must set forth in writing (1) as to each person whom the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, proposes to nominate for election or re-election as a director (each, a “Stockholder Nominee”) (A) the name, age, business address and residence address of such person, (B) if directors are to be elected at such meeting for terms ending at different annual meetings, the annual meeting at which the term for which such person is being nominated ends, (C) the principal occupation or employment of such person, (D) the class or series and the number of shares of stock of each such class or series of the Corporation which are beneficially owned by such person, (E) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors in a contested election, or as otherwise required, in each case pursuant to Regulation 14 under the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected), (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (G) with respect to each Stockholder Nominee, a completed and signed representation and agreement required by Section 1.12 of these By Laws; and (2) as to such stockholder and such beneficial owner, if any, the Stockholder Information set forth in Section 1.10(a)(iii) of these By Laws. The Corporation may require any Stockholder Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.

(c) Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors or (2) provided that the special meeting of stockholders is called by the Board of Directors or stockholders of the Corporation in accordance with the provisions of Section 10A-2-7.02 of the ABCL for the purpose of electing one or more directors to the Board of Directors, by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the special meeting, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.11; clause (2) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. Without qualification or limitation, any such nomination by a stockholder shall be made pursuant to timely notice thereof given in writing to the Secretary. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a Stockholder Nominee or Nominees (as the case may be) for election to such position(s) as specified in the notice of meeting, if the stockholder’s notice as to the information and in the form required by Section 1.11(b)(iii) of these By Laws (including the completed and signed representation and agreement required by Section 1.12 of these By Laws) shall be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting; provided, however, that that if the special meeting is being called for the purpose of electing one or more directors to the Board of Directors by or at the demand of stockholders of the Corporation made in accordance with the provisions of Section 10A-2-7.02 of the ABCL, then any stockholders who have made such demand may nominate a Stockholder Nominee or Nominees (as the case may be) for election to such position(s) as specified in the notice of meeting if, and only if, the stockholder’s notice as to the information and in the form required by the Section 1.11(b)(iii) of these By Laws (including the completed and signed representation and agreement required by Section 1.12 of these By Laws) shall be delivered to, and received by, the President or Secretary at the principal executive offices of the Corporation contemporaneously with the delivery of the written demand by such stockholders for such special meeting pursuant to Section 10A-2-7.02 of the ABCL. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The Corporation may require any Stockholder Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee.

(d) Notwithstanding anything in these By Laws to the contrary, no person shall be eligible for election as a director of the Corporation by the stockholders at an annual or special meeting thereof unless nominated in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these By Laws, the presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made in accordance with the provisions of this Section 1.11, and if such presiding officer should so determine, such presiding officer shall declare to the meeting that any such nomination not properly made shall be disregarded. In addition to and notwithstanding the provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in this Section 1.11 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to clause (3) of the first sentence of Section 1.11(b)(i) of these By Laws or clause (2) of the first sentence of Section 1.11(c) of these By Laws. Nothing in this Section 1.11 shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By Laws.

1.12 Submission of Representation and Agreement. To be eligible to be a nominee for election or re-election as a director of the Corporation, a Stockholder Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.11 of these By Laws) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

II. Board of Directors.

2.01 Management of Corporation; Number of Directors; Election of Directors; Terms of Office. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors. The number of Directors of the Corporation, the manner of their election and their terms of office shall be determined as provided in the Certificate of Incorporation, as at any time amended.

2.02 Meetings of the Board. The Board of Directors may provide for stated meetings at regular intervals to be held pursuant to a standing resolution of the Board. No notice of such meetings need be given. Special meetings of the Board may be called upon written instructions signed by the Chairman of the Board, the President, or a Vice President, or at least two of the directors, and delivered to the Secretary of the Corporation, stating the time and place thereof. The Secretary shall give, or cause to be given, notice of the time and place of holding each special meeting by mailing the same at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by telephone, cable, or wire message or by electronic mail at least twenty-four (24) hours before the meeting to each director to such director’s address on file with the Secretary of the Corporation.

The directors may hold their meetings at such place or places, either within or without the State of Alabama, as the Board shall designate from time to time.

2.03 Quorum; Vacancies; Adjournment. Subject to the provisions of the Certificate of Incorporation, as amended, a majority of the Directors shall constitute a quorum for the transaction of business at meetings of the Board. Subject to the provisions of the Certificate of Incorporation, as amended, vacancies in the Board shall be filled by a majority of the Directors then in office. A majority of the Directors present at any meeting may adjourn the meeting until a later day or hour, or sine die, whether or not a quorum is present. A minute of such adjournment shall be entered on the records by the Secretary, and no further notice thereof shall be necessary.

2.04 Rules. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper not inconsistent with these By Laws or the Certificate of Incorporation and the amendments thereof.

2.05 Compensation of Officers and Directors. The Board of Directors shall fix and authorize the payment of compensation for all officers of the Corporation, including such officers as may be directors of the Corporation, for services to the Corporation; and shall fix and authorize the payment of compensation and expenses to the directors for services to the Corporation, including fees and expenses for attendance at meetings of the Board and of all committees of the Board.

III. Officers and Agents.

3.01 Officers. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary, and such other officers and assistant officers as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. The Chairman of the Board shall be a member of the Board of Directors; the other officers may, but need not be directors.

Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the directors for the time being in office, and all officers, agents, and employees other than officers elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer appointing them.

In addition to the powers and duties of the officers of the Corporation as set forth in these By Laws and except as otherwise provided in the Certificate of Incorporation, they shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

3.02 Chief Executive Officer. The Board of Directors shall by resolution duly adopted, designate one of the officers of the Corporation as the chief executive officer of the Corporation, and the officer so designated by the Board of Directors shall, subject to the control of the Board of Directors, have general charge and control of the business and affairs of the Corporation and shall perform such other duties as may from time to time be assigned to such officer by the Board of Directors. The designation by the Board of Directors of one of such officers other than the Chairman of the Board as the chief executive officer of the Corporation shall not affect the duties required to be performed by the Chairman of the Board of the Corporation under the provisions of Sections 1.06 and 1.08 of these By Laws.

3.03 The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the directors at which the Chairman of the Board is present, and shall perform such other duties as may, from time to time, be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall, in the absence of the President or in case of the President’s inability to act, perform the duties and exercise the authority of the President.

3.04 The President. The President shall be the chief operating officer of the Corporation. The President shall, from time to time, obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors. The President shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration and shall, from time to time, communicate to the officers such action of the Board of Directors as may, in the President’s judgment, affect the performance of their official duties. The President shall have power to appoint and remove all agents, and employees of the Corporation (other than its officers), and shall perform all such other duties as are incident to the office of President and such specific duties as may, from time to time, be assigned to the President by the Board of Directors.

The President shall preside at meetings of stockholders to the extent provided in Section 1.06(a) of these By Laws, and in the absence of the Chairman of the Board and the Lead Director, if any, of the Board of Directors, the President shall preside at all meetings of the Board of Directors at which the President is present.

3.05 Vice Presidents. Each Vice President may have such title designation and shall perform such duties and exercise such authority as from time to time may be prescribed and conferred by the Board of Directors.

3.06 The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall keep a record of all their proceedings. The Secretary shall give due notices of all meetings of the stockholders and of the Board of Directors. The Secretary shall notify the several officers of the Corporation of all action taken at any such meeting concerning matters in their respective departments, and shall transmit to the Treasurer for proper record copies of all contracts and resolutions providing for the payment of money to or by the Corporation. The Secretary shall be the custodian of the seal of the Corporation, of mortgages, leases, and of such other papers and documents as shall be committed to the Secretary’s care by the Board of Directors. The Secretary shall have charge of the stock transfer department and supervision of the transfer of the stocks and of the registration and transfer of the bonds issued by the Corporation. The Secretary shall have power to affix the seal of the Corporation to instruments authorized by the Board of Directors and to attest the same; and shall perform such other duties as shall be assigned to the Secretary by the Board of Directors.

3.07 Assistant Secretaries. The Assistant Secretaries, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Secretary as shall be assigned to them by the Secretary or the Board of Directors. Each Assistant Secretary of this Corporation be and hereby is authorized, in the absence or disability of the Secretary, to perform all the duties and exercise all the powers of the Secretary. Any action which in Article I or Article II of these By Laws it is stated shall be taken by or in connection with the Secretary may be taken by or in connection with any Assistant Secretary with the same effect as if such Assistant Secretary were the Secretary.

3.08 The Treasurer. The Treasurer is authorized to receive and collect all moneys due to the Corporation and to receipt therefor, and to endorse for deposit to the credit of the Corporation in depositories designated by the Board of Directors, checks, drafts, or vouchers drawn to the order of the Corporation or payable to it. The Treasurer is authorized to pay interest on obligations and dividends on stock when due and payable. The Treasurer shall cause to be kept in such officer’s office true and full accounts of all receipts and disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall also perform such other duties as shall be assigned to the Treasurer by the Board of Directors.

3.09 Controller. The Controller, if there be one, shall, subject to the Board of Directors, provide and maintain financial and accounting controls over the business and affairs of the Corporation. The Controller shall maintain, among others, adequate records of the assets, liabilities, and financial transactions of the Corporation, and shall direct the preparation of financial statements, reports, and analyses. The Controller shall perform all acts incident to the position of controller, subject to the control of the Board of Directors, the Chairman of the Board, and any Vice President or other officer charged by the Board of Directors with general supervision of the financial affairs of the Corporation. If there shall be no Controller, the duties set out above in this Section 3.09 shall be performed by the Treasurer.

3.10 Assistant Treasurers. The Assistant Treasurers, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Treasurer as shall be assigned to them by the Treasurer or by the Board of Directors. Each Assistant Treasurer of this Corporation be and hereby is authorized, in the absence or disability of the Treasurer, to perform all the duties and exercise all the powers of the Treasurer.

3.11 Delegation of Duties. In case of the absence or incapacity of any officer of this Corporation, the Board of Directors may delegate such officer’s powers and duties for the time being to any other officer or to any director.

IV. Issue and Transfer of Stock Certificates.

4.01 Issuance and Transfer of Stock. The Board of Directors shall provide for issue, transfer, and registration of the certificates representing the capital stock of the Corporation, and shall appoint the necessary officers, transfer agents, and registrars of transfers for that purpose.

4.02 Execution of Certificates. Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary.

4.03 Facsimile Signatures; Seal. Unless otherwise ordered by the Board of Directors, the signatures on stock certificates of the Chairman of the Board, the President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation may be facsimiles engraved or printed and the corporate seal to be affixed thereto may be facsimile, engraved, or imprinted thereon. In case any officer or officers whose facsimile signatures may be used on any stock certificate cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificates have been issued, such certificates shall nevertheless be deemed to have been adopted by the Corporation and may be countersigned and issued by any transfer agent or registrar as though such person or persons whose facsimile signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

4.04 Transfer of Stock. Transfers of stock shall be made on the books of the Corporation only by order of the person in whose name such stock is registered or by such person’s attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors, only upon surrender and cancellation of the old certificate. No new stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation.

4.05 Replacement Certificates. In case any stock certificate shall be lost, by theft or otherwise, or destroyed, the Board of Directors in its absolute discretion may order the issuance of a new certificate in lieu thereof, upon delivery to the Corporation of a bond of indemnity satisfactory to the Board.

4.06 Closing Transfer Books; Record Date. The Board of Directors may fix in advance any period of not more than thirty days preceding any dividend payment date or any date for the allotment of rights, during which the stock transfer books shall be closed; or in the event that the Board of Directors shall not have fixed such period, it may fix a date not more than thirty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to receive such dividends or rights, as the case may be.

V. Checks - Notes - Drafts - Etc.

5.01 Unless otherwise directed by the Board of Directors, all notes, acceptances, checks, drafts, and orders for the payment of money shall be signed by the Treasurer, the Controller, or an Assistant Treasurer and any one of the following officers of the Corporation: the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

VI. Indemnification of Directors, Officers, Employees and Agents.

6.01 Indemnification.

(a) The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b) The Corporation shall indemnify, to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 6.01(a) above.

(c) In connection with indemnification of officers, directors and other persons pursuant to Sections 6.01(a) and 6.01(b) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 6.01(a), 6.01(b) or 6.01(c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.01(d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

(e) The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

6.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

6.03 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

VII. General Provisions.

7.01 Duties. All officers, agents, and employees, in exercise of the powers conferred and the performance of the duties imposed upon them, by these By Laws or otherwise, shall at all times be subject to the direction, supervision, and control of the Board of Directors.

7.02 Execution of Instruments. Except as otherwise ordered by the Board of Directors, the Chairman of the Board, the President, and each Vice President shall severally have power to execute on behalf of the Corporation any deed, bond, indenture, certificate, contract, or other instrument, and to cause the corporate seal thereto to be affixed and attested by the Secretary or an Assistant Secretary.

7.03 Stock of the Corporation. Shares of stock belonging to the Corporation need not stand in the name of the Corporation but may be held for the benefit of the Corporation in the individual name of the Chairman of the Board, the President or of the Secretary or the Treasurer or of any other officer designated for the purpose by the Board of Directors. The certificates for stock so held for the benefit of the Corporation shall be in proper transfer form and shall be kept in the safe deposit vaults of the Corporation, subject to access thereto as shall be ordered from time to time by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President, or such other officer as may be designated by the Board of Directors to act in the absence of the Chairman of the Board, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the Chairman of the Board, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Chairman of the Board, or such other officer of the Corporation, or such proxy may also exercise any part or all of such voting and other authority, rights and power through execution of an action by written consent in lieu of a meeting of shareholders. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the Chairman of the Board, or such other officer, and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

7.04 Waiver of Notice. Any stockholder, director, or officer may waive any notice required to be given to such stockholder under these By Laws.

7.05 Offices. In addition to its principal office in the State of Alabama, the Corporation may have an office or offices, either within or without the State.

7.06 Corporate Seal. The Corporate seal shall be circular in form, with the words “Energen Corporation” and “Alabama” on the outer margin thereof and bearing on the inner portion the words “Corporate Seal 1978”. The corporate seal may be affixed by impression, printing, engraving, or by use of a rubber stamp.

7.07 Amendment of By Laws. These By Laws may be altered, amended, or repealed at any meeting of stockholders, by vote of the holders, present in person or by proxy, of a majority of all of the stock which at the time shall be entitled to vote at elections of directors, or by the Board of Directors at any meeting thereof, by vote of a majority of all the members of the Board.

VIII. Exclusive Forum

8.01 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the ABCL or the Certificate of Incorporation or these By Laws (as either may be amended from time to time) or (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine shall be the Circuit Court of Jefferson County, Alabama, Birmingham Division, or in the event that the Circuit Court of Jefferson County, Alabama, Birmingham Division, lacks jurisdiction, the U.S. District Court for the Northern District of Alabama.